                                                                 Exhibit 1.A(10)

Application

Complete the following forms in all cases:

All Parts of Application
Agent's Report

Complete the following when Needed:

HIV Consent Form, if required by state
Replacement Forms
Pre-Authorized Bank Draft Agreement
For Joint Insured or Additional Insured, for VUL complete Variable Life
  Supplement

Directions

Y   Give the Fair Credit / MIB Notice to the Applicant prior to completion of the application
Y   Complete and sign the Agent's Report
Y   Print application using black ink
Y   Get all Required signatures
Y   Have the applicant initial any changes
Y   Don't accept or send money on applications totaling $1,000,000 or more
Y   Don't use pencil or white-out
Y   Complete Illustration, if required by state
Y   Complete Illustration for all Flex Plus and Legacy Plans
U-300, Ed. 5-97
United Investors Life Insurance Company



Federal Fair Credit Reporting Act Notice


We may request a consumer report which contains information about your character, reputation, and mode of living, except as may be related directly or indirectly to your sexual orientation. The information is obtained through interviews with your friends, neighbors, and associates. It is part of our underwriting procedure. We will furnish information about the nature of the report if you write to us and ask.

This notification must be given to the Proposed Insured before the application is completed.

Temporary Insurance Agreement
Accidental Death - $100,000 Maximum

Payment of the Insurance is subject to all the provisions of this Agreement.

DEFINITION OF TERMS: Insured, You, Your, Yours mean the Proposed Insured named in the application; or a child proposed to be insured under a Children's Insurance Rider. We, Our, Ours, Us mean United Investors Life Insurance Company. Insurance means the amount of temporary accidental death insurance provided by this agreement. Application means the application to which this agreement is attached. Policy means the policy applied for in the application. Beneficiary means the beneficiary named in the application.

BENEFIT: We agree to pay the insurance to the beneficiary when we receive due proof that the death of the insured: (1) resulted directly and independently of all other causes, from accidental bodily injuries sustained while this agreement was in force; (2) was not caused by suicide or any intentionally self-inflicted injury (in Missouri, while sane); and (3) was not contributed to in any way by bodily or mental infirmity or disease of any kind.

AMOUNT OF INSURANCE: The insurance provided under this Agreement and all other such agreements issued by us to you will be the least of: (a) The death benefit requested in the application less any death benefits we would pay on policies intended to be replaced by the policy; or (b) $100,000 if you are the Proposed Insured; or (c) $5,000 if you are a Proposed Insured Child.


STARTING DATE AND CONDITIONS: The limited insurance benefit provided by this agreement will start when the application is signed, provided: (1) at least one-twelfth of the annual premium is received by us with the application; and
(2) any check or draft given for the above amount is honored when first presented to the bank.

ENDING DATE: The insurance will automatically end on the earliest of: (a) the date the policy is effective or is rejected by the applicant; (b) the date that the policy issued other than as applied for is accepted or rejected by the applicant; (c) the date we decline to issue a policy; or (d) 90 days after the starting date.

RECEIPT FOR PREMIUM

Amount Paid:  $________________________________

Agent's Signature  ______________________________

Date  _______________________________________

All premium checks must be made payable to United Investors Life. Do not make checks payable to the Agent. Do not leave the payee blank.
If at least one-twelfth of the annual premium is paid with the application, this agreement must be given to the applicant.

Form U-300, Ed, 5-97


Medical Information Bureau Notice

Information about your insurability will be treated as confidential. United Investors Life Insurance Company, or its reinsurers may, however, make a brief report of this to the Medical Information Bureau, a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with the information in its file.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau's information office is Post Office Box 105, Essex Station, Boston, Massachusetts 02112, telephone number
(617) 426-3660.

United Investors Life Insurance Company, or its reinsurers, may also release information in its file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.

This notification must be given to the Proposed Insured before the application is completed.

Application for Life Insurance

A. Proposed Insured(s)
For Companion Policies, use separate form.

1.     Name of Proposed Insured (First-Middle-Last)

2.     Birthdate: (Mo/Dy/Yr)      3.   Birthplace(State)

4.     Sex:   F    M              5.   Marital Status

6.     Social Security #          7.   Driver's License #/State

8.     Residence Address

       City                       State      Zip      Years There

9.     Other Residence addresses during past 2 years (Str, City, St, Zip)

10.    Occupation/Duties

11.    Employer's Name & Address
1a. Name of Other Insured (First-Middle-Last)

2a. Birthdate: (Mo/Dy/Yr)         3a.  Birthplace(State)

4a.    Sex:   F    M              5a.  Marital Status

6a.    Social Security #          7a.  Driver's License #/State

8a.    Residence Address

       City                       State      Zip      Years There

9a.    Other Residence addresses during past 2 years (Str, City, St, Zip)

10a. Occupation/Duties

11a. Employer's Name & Address
B. Beneficiaries:   Full Name and Relationship
Insured:   Primary Beneficiary:

Contingent Beneficiary:

Other Insured: Primary Beneficiary:

Contingent Beneficiary:

C. Owner Complete if Owner is someone other than the Insured

Name of Owner if other than Insured:____________________________________
Relationship:_________________ Social Security No.:_____________________

Address:______________________________  City:____________________
State:______  Zip:___________

D. Plan Information and Additional Coverages

1.   Plan of Insurance:        Check if Companion Policy      Basic Face Amount
     Complete for Adjustable ART

                                                         Option #      Years
     Int Rate $ Change        Pct. Change
                                        $
%    $                  %

     (If plan is VUL, FlexPlus or Legacy, complete the following sections)

     Variable Universal Life (VUL):    Face Amount: $____________
Death Benefit    Option A      Option B (Complete Variable Life Supplement also)

           Additional Insured Rider:      Face Amount: $_________________
       (Complete Other Insured Sections)
           Waiver of Monthly Deductions Rider
           Planned Periodic Premium:        $_________________
(Select Mode of Payment in Section E)

     FlexPlus Interest Sensitive Life:     Base Face Amount: $_____________
           FlexPlus Term Rider                       Face Amount: $____________
           Additional First Year Premium                 $___________________
     Legacy Survivor Life:                 Base Face Amount: $_____________
     Dividend Option:________________
           Value Added Rider:                        Face Amount: $____________
           Paid-up Additions Rider:            Lump Sum:  $____________
Periodic Payment of $__________ (Select Mode of Payment in Section E)
Survivor Ten Year Term Rider:     Face Amount: $________________
           Survivor Four Year Term Rider:            Face Amount: $____________
           Waiver of Premium:           1st Insured    2nd Insured     Both

2.   Other Riders:    Waiver of Premium    Accidental Death Benefit Rider $_____
     Other : (Plan/Amount)_________________________
     Children's Rider(CIR) ________________________ units (maximum 10 units). (The following question must be answered if CIR is requested). Has any child proposed for the Children's Insurance Rider had or been treated for a disorder or disease of the heart or brain, or diabetes, cancer or AIDS?
Yes  No (If "Yes," CIR is not available)

E. Premium Payments and Notices

     Amount Paid with this Application:_________________
     Mode of Premium Payment:    Monthly Bank Draft    Annual    Semiannual
Quarterly     Other:

     Automatic Premium Loan Requested, if available
Send all Premium Notices and Reports to:    Insured's Residence
     Owner's Address     Other Address:

U-300, Ed. 5-97
Page 1

F. Other Insurance/Replacement

1. Life Insurance and/or annuities in force on the lives of all persons proposed for insurance (If none, insert 'NONE'.)

Check one Insured Other Ins.Company and Policy No. Life Amount ADB Amount Year Issued
1.                                    $
2.                                    $
3.                                    $
4.                                    $

2. Is policy applied for intended to replace or change existing insurance or annuities in force? (If 'Yes', identify by circling number preceding
Company Name.)    Yes   No    If 'Yes', is this a 1035 Exchange?    Yes   No

3.   Do you have any other application for life insurance pending?   Yes    No

G. Underwriting Information

1.   Has any person proposed for insurance:

     (a) Used tobacco in any form in the past year? (If 'Yes', describe type and amount.)

     (b) Flown as a pilot, student pilot, or crew member? (If 'Yes', complete Aviation Questionnaire)

     (c) Participated in Auto Racing, Motorcycle Racing, Parachuting, Ballooning, Hang Gliding, Skin or Scuba Diving? (If 'Yes', provide complete details on Avocation Questionnaire)

     (d) Had driver's license suspended or revoked in the past 5 years, or had more than 2 moving violations in the past 3 years.

     (e) Been convicted of or awaiting trial for a felony? (If 'Yes', give details including parole/probation status.)

     (f) Been arrested, treated, or counseled for excessive use of alcohol and/or drugs?

     (g) Had any new insurance or reinstatement refused, postponed, limited, withdrawn, cancelled, or offered or quoted on a substandard or rated basis? (If 'Yes', explain.)

2.   Does any person proposed for insurance:

     (a)  Participate in a physical fitness program? (If 'Yes', describe.)

     (b) Drink alcoholic beverages? (If 'Yes', report frequency, amount, type, and circumstances.)

     (c) Intend to travel or reside outside the United States or Canada within the next year? (If 'Yes', give details.)


3.   Details of Any 'Yes' answers to Sections F & G.

U-300, Ed. 5-97
Page 2

H.   Medical Questionnaire

1.   Insured Height _______ ft. ______ in.     Weight______ lbs.
1a.  Other Insured Height_______ ft. ________in.  Weight_______  lbs.

Name and Address of Personal Physician______________________
Name and Address of Personal Physician______________________
     _______________________________________________________
     _______________________________________________________
     _______________________________________________________
     _______________________________________________________     Date and reason
last consulted   ______________________________   Date and reason last consulted
_____________________________
     _______________________________________________________
     _______________________________________________________

2.   In the past 10 years, have you had or been treated for:

     a.   disorder of eyes, ears, nose or throat?

     b. dizziness, fainting, convulsions, head injury, headaches, paralysis or stroke, tremor, muscle weakness, depression, other mental or nervous disorder?

     c. shortness of breath, persistent hoarseness or cough, blood spitting, bronchitis, asthma, pleurisy, emphysema, tuberculosis or chronic respiratory disorder?

     d. chest pain, palpitations, high blood pressure, rheumatic fever, heart murmur, varicose veins, phlebitis, or other heart or blood vessel disorder?

        e. hepatitis, cirrhosis, ulcer, intestinal bleeding, colitis, diverticulitis, appendicitis or other disorder of the esophagus, stomach, intestines, rectum, liver, gall bladder, pancreas or spleen?

        f. sugar, albumin, blood or pus in urine, sexually transmitted or venereal disease, stone, or other disorder of the kidney, bladder, prostate or reproductive organs?

        g.   diabetes, thyroid or other endocrine disorders?

        h. arthritis, neuritis, neuralgia, rheumatism, gout, or disorder of the muscles or bones, including the spine, back and joints?

        i. disorder of the skin, breast, or lymph glands, cancer, tumor or cyst?

        j. allergies, anemia, bleeding tendency or other disorder of the blood?

        k.   persistent fever, night sweats, chills and/or diarrhea?

        l. or been diagnosed for AIDS by a member of the medical profession, or had a positive test for the HIV or HTLV-III (AIDS) virus?

3.      Other than listed above, have you within the past 5 years:

        a. had or been treated for any mental or physical disorder, illness or injury; had or been advised to have any checkup, consultation, hospitalization, treatment or surgery including an EKG, X-ray or other diagnostic test?

        b.   received disability benefits or workers compensation?

4.      Are you now under observation or taking treatment or medication?

5. Have you had any change in weight in the past year? (If yes, give amount and reason)

6.      Have you used tobacco in any form in the past year?

7. Have you ever used tobacco? If yes, give date of last use, frequency and amount used.

8. In the past ten years have you used narcotics, barbiturates, tranquilizers, hallucinogens, heroin, morphine, cocaine, amphetamines, L.S.D., marijuana or any other habit-forming drugs or prescription drugs, except as prescribed by a physician?

9. Have you had a father, mother, brother or sister diagnosed before age 60 as having: diabetes, cancer, high blood pressure, heart or kidney disease, alcoholism, mental illness or suicide?

10.     Important Details of Yes answers to questions 2 thru 9

U-300, Ed. 5-97
Page 3

I.      Additional Details and Remarks

J.      Amendments and Corrections (For Home Office Use Only)
        (Not to be used where prohibited by statute or Insurance Department ruling.)

Agreement
I have read this completed application, and represent that the statements and answers given herein are true, complete, and correctly recorded to the best of my knowledge and belief. I agree that: (1) the entire contract will consist of this application and the policy issued in response to it; (2) no agent of the company can make or modify contracts, waive any rights of the Company, or waive any information requested by the Company; and (3) except as provided in the Temporary Insurance Agreement, if issued, no insurance will take effect unless:
(a) the policy is delivered to the Owner; (b) the first modal premium is paid; and (c) since the date of this application, there has been no change in the health or insurability of any person proposed for insurance; (4) the acceptance of any policy issued on this application shall constitute acceptance and ratification of any changes made by the Company under "Amendments and Corrections". In those states where required, any change in age, amount, classification, plan of insurance or benefits shall be subject to written ratification by the applicant.

Authorization
I hereby authorize any licensed physician, medical practitioner; hospital, clinic or other medical or medically related facility, insurance company; reinsurer, the Medical Information Bureau or other organization, institution or person, that has any records or knowledge of me or my health, to give to United Investors Life Insurance Company, or its reinsurers, any such information. This authorization is valid for twenty-six months from the date this form is signed. A photographic copy of this authorization shall be as valid as the original. I know that I may request to receive a copy of this authorization. I have received the notification about the Federal Fair Credit Reporting Act and the Medical Information Bureau.

Signed at                                              on
         --------------------------------------------
                                    , 19
------------------------------------    ------
City                State                     Date

                                                       X
------------------------------------------------------

----------------------------------------------
Agent's Name (Please Print)     Agent #   Reg/Div #
Signature of Proposed Insured

X                                                      X
 -----------------------------------------------------

----------------------------------------------
Signature of Agent
Signature of Proposed Other Insured

                                                       X
------------------------------------------------------
Signature of Owner, if other than Proposed Insured
U-300, Ed. 5-97
Page 4
Pre-Authorized Bank Draft Agreement

As a convenience to me, I hereby request and authorize United Investors Life Insurance Company, Birmingham, Alabama to initiate premium payments from my checking account either by electronic funds transfer or by pre-authorized bank draft order provided there are sufficient collected funds in said account to pay the same upon presentation. I agree that your rights in respect to each such transfer or draft shall be the same as if it were a check drawn on you and signed personally by me. This authority is to remain in effect until revoked by me in writing; and until you actually receive such notice, I agree that you shall be fully protected in honoring any such transfer or draft.

I further agree that if any such transfer or draft is dishonored, whether with or without cause and whether intentionally or inadvertently, you shall be under no liability whatsoever, even though such dishonor results in the forfeiture of insurance.

     Name of  Policyholder(s)               Policy Number(s)
     Monthly Premium

Depositor(s)

Financial Institution

Name of Depositor(s) listed on the account

Name of Financial Institution
(Please Print or Type)

Signature of Depositor (as checks are signed)

Date

Financial Institution Address

Signature of Joint Depositor (as checks are signed)

Date

City

State

Zip Code

Requested Draft Date (1st thru 28th only)

Account Number to be debited

Please attach a sample "void" check
(Deposit slip cannot be used)

Indemnification Agreement
To:   The financial institution named above

In compliance with our mutual client's request, we will draw monthly drafts which are MICR encoded with your transit number and the drawee's bank account number. Please contact our Bank Draft Department if you have any questions.

In consideration of your compliance with the request and authorization of the depositor named on the reverse side, United Investors Life Insurance Company Agrees That:

1. It will indemnify and hold you harmless from any liability to any person having an account with you arising out of the payment by you of any check drawn by United Investors Life Insurance Company to its own order on the account of such person, or from any liability to any such person or to any owner or beneficiary of any policy issued by United Investors Life Insurance Company in respect of which such a check is drawn arising out of the dishonor by you whether with or without cause of any such check drawn by United Investors Life Insurance Company, provided there are sufficient funds in such account to pay the same upon presentation, whether or not such claim or liability asserted against you be based upon the forfeiture, or alleged forfeiture of a policy the premiums on which is sought to be collected by United Investors Life Insurance Company by any such check.

2. It will refund to you any amount erroneously paid by you to United Investors Life Insurance Company on any such check if claim for the amount of such erroneous payment is made by you within twelve months from the date of the check on which such erroneous payment was made.

James L. Sedgwick, President
United Investors Life Insurance Company

Authorized in a resolution adopted by the Board of Directors of United Investors Life Insurance Company on January 18, 1971.
Agent's Report
1.   How well do you know the Proposed Insured?
     Know well      Do not know well
     Relative (state relationship)________________________
     How long known?________________________________

2.   Did you personally see Proposed Insured?            Yes    No
     (If No, explain in Remarks)

3.   Who first suggested the purchase of this insurance?
     Agent        Owner/Applicant
   Proposed Insured        Other_____________________

4.   To the best of your knowledge, does the policy applied for involve the
     replacement of existing insurance or annuities?      Yes    No
     (If Yes, follow all applicable state requirements)

5.   Purpose(s) which best describe(s) the use of this Insurance:
     Personal                  Business

     Income Replacement                Buy/Sell
     Home Mortgage                     Key Person
     Estate Conservation               Stock Redemption
     Debt Repayment                    Creditor
     Other__________________           Other____________________

6.   Financial Information: Your estimate of Proposed Insured's

     a.    Annual Income                        $_________________
     b.    Est. Net Worth                       $_________________
     c.    Ever filed bankruptcy?:                      Yes      No
           Date Discharged Explain in Remarks

7. Owner's Confidential Financial Information:
(If Application is for Variable Life)
a.   Age:_________________
b.   Gross Family Income: $_______________________
c.   Taxable Income: $_____________________
d.   Number of Dependents:____________________
e.   Occupation:________________________________
f.   Employers' Name:________________________
g.   Employer Address:______________________________
h.   Savings and Liquid Assets: $____________________
i.   Other Assets (excluding home, furnishings, car):  $__________________
j.   Net Worth (Assets minus liabilities): $____________________
k.   Are you associated with any NASD Member?      Yes      No
l.   Investment Objectives (mark all that apply):
     Retirement Savings                 Reserves
     Children's College                 Income
     Other Needs/Goods (specify in Special Remarks)
m.   Special Remarks/Considerations:____________________________________________
     ___________________________________________________________________________

8.   If this is business insurance:
     a.   Are other principals being insured also?        Yes     No
     (If No, explain reason; If Yes, give names, amounts, companies)
     b.   Business net worth  $______________________
     c.   Business net income  Year_______________   Amount  $_______________
     d.   Percent of business owned by Proposed Insured __________%

9.   If  Proposed Insured is a Juvenile:
     a.   Did you see the child?                         Yes     No
     b.   Does he/she live with parents?                 Yes     No
     c.   Are all brothers and  sisters insured
          for like amounts? (If No, explain in Remarks)          Yes    No
     d. How much insurance is in force on the life of the person responsible for the child's support? $________________

10.  Agent's Premium Calculation
Coverage         Amount          x     Rate    = Annual Premium
     Base policy
     Waiver Benefit
     Term Rider
     Waiver on Rider
     Other
     Other
     Policy Fee
     Total
     Mode Factor
     Mode Premium
11.  Telephone Numbers         Insured                 Other Insured
     Home:
     Business:
     Best Time                a.m.      Bus.       a.m.     Bus.
     to Call:_______ p.m.     Home        _______ p.m.      Home

12.  Is medical examination being completed      Yes    No
     If Yes, appointment date_____________________
     Name of Para-Medical Service?___________________

13.  Remarks:

Irepresent that: (1) I have personally seen the Proposed Insured(s); (2) I have truly and accurately recorded on this application the information as supplied by the Owner and the Proposed Insured(s); (3) to the best of my knowledge and belief there is nothing adversely affecting the insurability of the Proposed Insured(s) other than as indicated in this application; (4) the written disclosure statement was given on or before the date the application was signed in states where applicable; and (5) if I become aware of a change in the health or habits of the Proposed Insured(s), occurring after the date of the application but before I deliver the policy, I promise to inform the company of the change and agree to withhold delivery of the policy until instructed by the Company.
X_______________________________________________________________________________
_____________________________
         Signature of Agent               Date
     Phone No.
Variable Life Supplement to Application
1.   Premium Payment Allocation (Whole percentages only):
           Asset Strategy    __________%
           Balanced          __________%

           Bond ____%

           Fixed Account ____%

           Growth ____%

           High Income ____%

           Income ____%

        International ____%

        Limited-Term Bond ____%

        Money Market ____%

        Science & Technology ____%

        Small Cap ____%

        ________  ____%

        ________  ____%

        Total     100 %

2.   Dollar Cost Averaging      Yes      No

     Automatic transfer each month of a preselected dollar amount from the Money Market Investment Division to other Investment Divisions.

     Enter day of the month on which you would like transfers to be made: ____ (1st through 28th).

     If the day of the month selected does not fall on a Valuation Date, transfers will be made on the next following Valuation Date. Transfers will be made at the unit values determined on the date of each transfer.

     Enter total dollar amount to be transferred: $_________  ($100 minimum)


     Enter investment divisions to which you would like transfers to be made and the dollar amount ($25 minimum) to be transferred to each investment division:

                 Asset Strategy      $____

                 Balanced      $____

                 Bond      $____

                 Growth      $____

                 High Income      $____

                 Income      $____

     International $____
Limited-Term Bond $____
Science & Technology $____
Small Cap $____
__________   $____
__________   $____

3.   Telephone Transfer Authorization:      Yes     No   If "yes", Owner must
initial agreement below.


     I agree to hold United Investors Life harmless from all claims when action is taken pursuant to a telephone transfer request based on the Owner's correct name and policy number. _______ (Owner's initials)

4.   Suitability:

     a.    Did you receive copies of the prospectuses for the variable life
policy and the Investment Divisions selected?                        Yes      No

     b. Do you understand that the Policy Value and the amount and duration of the Death Benefit may increase or decrease based on the Investment Divisions
 selected?                                                           Yes      No

     c.    Do you believe that the insurance selected is suitable for your
financial obligations?                                               Yes      No

     I UNDERSTAND THAT THE POLICY VALUE WILL AND THE DEATH BENEFIT MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT PERFORMANCE OF ANY

INVESTMENT DIVISIONS SELECTED. I UNDERSTAND THAT THIS POLICY MAY TERMINATE WITHOUT VALUE DEPENDING ON THE INVESTMENT PERFORMANCE OF SUCH INVESTMENT DIVISIONS.


Signed at                                on
          ------------------------------    -------------------------------
        X
          -----------------------------------------------------------------
                                   City and State            Month/Day/Year

Signature of Proposed Insured



        X
          -----------------------------------------------------------------
                                                         Signature of Owner
(if other than Proposed Insured)